Exhibit 99.1

OSCAR-NOMINATED WRITER OF PIXAR’S “TOY STORY”

TO WRITE AND CO-EXECUTIVE PRODUCE

GENIUS BRANDS INTERNATIONAL’S

“SHAQ’S GARAGE”

Academy Award Nominee Joel Cohen Joins Executive Producer and NBA Legend Shaquille O'Neal on The Animated Comedy-Adventure Series Premiering in Fall 2021 on Kartoon Channel!

Beverly Hills CA, March XX, 2021–Genius Brands International, Inc. (“Genius Brands” or the “Company”) (Nasdaq: GNUS) announced today an all-star production team to drive the development and production of the all-new animated comedy, action-adventure series for kids, Shaq’s Garage, starring Shaquille O'Neal, led by Academy Award nominated writer Joel Cohen (Toy Story, Garfield: The Movie, Evan Almighty, Cheaper by the Dozen, Daddy Day Camp).

Currently in pre-production, Shaq’s Garage will premiere on Kartoon Channel! in the U.S. in fall 2021, featuring 26 x 30’ animated episodes and starring O’Neal along with a fleet of some of the most amazing vehicles in the world. Cohen serves as head writer and executive producer for the series, with multi-Emmy Award-winning Michael Maliani (Where on Earth Is Carmen Sandiego?, The New Adventures of Madeline, Sherlock Holmes in the 22nd Century, Our Friend, Martin) directing and producing. The series will be executive produced by O’Neal, Cohen, Genius Brands, PRP, and ABG Entertainment.

Andy Heyward, Chairman & CEO of Genius Brands, stated: “At Genius Brands, we continue to believe that the only way to create mega hits, and ultimately build enduring mega businesses, is by hiring the most talented writers and producers that Hollywood has to offer. In Joel Cohen, the Academy Award-nominated co-writer of Pixar’s Toy Story, we knew we had found our talent. All of the great vehicles that were in Shaquille O’ Neal’s imagination, suddenly came to life as Joel told us who each one was, and precisely why we would care about them. Toy Story has become not only one of the single most successful movie franchises in history, but also a multi-billion dollar toy and licensing business. These phenomenon can only come forth from the absolute best that Hollywood has to offer, who can create characters that kids of all ages can relate to and become engaged with. When we pair the heart and humor from Joel, along with the directing brilliance of Mike Maliani, we are confident that Shaq’s Garage is going to become a major hit as well as a major entertainment franchise!”

“I always loved Shaq, both the man and the athlete—happy to be playing for his team,” commented Joel Cohen.

Shaq’s Garage will depict the secret adventures of O’Neal’s extraordinary collection of animated cars, trucks, and automobiles. All the vehicles in “Shaq’s Garage” have unique attributes, intellects, and skills ranging from musical stylings, Shaq Fu, and their mastery of the ultra-secret language of Shaqanese and the Shaqtionary. Whether in Sheijing on a secret mission or visiting an ancient shrine in the lost city of Shaqmandu, each story will be as special as the vehicles and Shaquille himself.

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About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, for Kartoon Channel!; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

About Authentic Brands Group

Authentic Brands Group (ABG) is a brand development, marketing, and entertainment company, which owns a portfolio of global media, entertainment, and lifestyle brands. Headquartered in New York City, ABG elevates and builds the long-term value of more than 50 consumer brands and properties by partnering with best-in-class manufacturers, wholesalers, and retailers. Its brands have a global retail footprint in more than 100,000 points of sale across the luxury, specialty, department store, mid-tier, mass, and e-commerce channels, and more than 6,000 freestanding stores and shop-in-shops around the world.

ABG is committed to transforming brands by delivering compelling product, content, business, and immersive experiences. It creates and activates original marketing strategies to drive the success of its brands across all consumer touchpoints, platforms, and emerging media. ABG’s portfolio of iconic and world-renowned brands generates more than $14 billion in annual retail sales and includes Marilyn Monroe®, Elvis Presley®, Muhammad Ali®, Shaquille O'Neal®, Sports Illustrated®, Dr. J®, Greg Norman®, Neil Lane®, Thalia®, Nautica®, Aéropostale®, Forever 21®, Juicy Couture®, Vince Camuto®, Herve Leger®, Judith Leiber®, Barneys New York®, Brooks Brothers ®, Frye®, Lucky Brand®, Nine West®, Jones New York®, Frederick's of Hollywood®, Louise et Cie®, Sole Society®, Enzo Angiolini®, CC Corso Como®, Hickey Freeman®, Hart Schaffner Marx®, Adrienne Vittadini®, Taryn Rose®, Bandolino®, Misook®, Spyder®, Tretorn®, Tapout®, Prince®, Volcom®, Airwalk®, Vision Street Wear®, Above The Rim®, Hind®, Thomasville®, Drexel®, and Henredon®.

For more information, visit authenticbrandsgroup.com.

Follow ABG on Twitter, LinkedIn, and Instagram.

About ABG Entertainment

ABG Entertainment offers unparalleled storytelling through long-form and short-form content, live event production, hospitality and immersive experiences in collaboration with the world’s most influential creators, distributors, brands and artists. ABG Entertainment is a division of Authentic Brands Group, a global brand development, marketing and entertainment company, and owner of a portfolio of iconic and renowned brands that generate more than $14 billion in retail sales worldwide.

For more information, visit authenticbrandsgroup.com. Follow ABG on Twitter, LinkedIn and Instagram.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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